UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2025

Sarepta Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14895	93-0797222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street
Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 274-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SRPT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2025, the Board of Directors (the “Board”) of Sarepta Therapeutics, Inc. (the “Company”) granted equity awards to Douglas S. Ingram, the Company’s Chief Executive Officer, under the Company’s 2018 Equity Incentive Plan (the “Plan”). Prior to this grant, consistent with the terms of his employment agreement with the Company, Mr. Ingram had not received an equity grant from the Company since 2017. Fifty percent of the grant consists of time-based restricted stock units (“RSUs”), with a grant date fair value of approximately $6 million, that vest annually over the three-year period measured from the date of grant, generally subject to Mr. Ingram’s continued provision of services to the Company. The remaining fifty percent of the grant, with a grant date fair value of approximately $6 million measured at target, is eligible to be earned based on the Company’s Incentive EBITDA (as defined in the award agreement) performance over a two-year performance period ending December 31, 2027. Up to two hundred percent of the target value of the performance award is eligible to be earned, with the earned portion of the award, if any, becoming fully vested at the end of the applicable service period measured from the date of grant, generally subject to Mr. Ingram’s continued provision of services to the Company over such period.

The foregoing descriptions of the material terms of the equity awards granted to Mr. Ingram do not purport to be complete and are qualified in their entirety by reference to the form of restricted stock unit agreement under the Plan, previously filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and an Omnibus Equity Award Agreement between the Company and Mr. Ingram, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1+	Omnibus Equity Award Agreement, dated as of December 7, 2025, between the Company and Douglas S. Ingram

104	The cover page from this Current Report on Form 8-K of Sarepta Therapeutics, Inc., formatted in Inline XBRL and included as Exhibit 101

+

Portions of this exhibit (indicated by asterisks) have been redacted pursuant to Item 601 of Regulation S-K because they are both not material and the registrant customarily and actually treats such information as private and confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

Date: December 8, 2025	By:	/s/ Cristin L. Rothfuss
Cristin L. Rothfuss Executive Vice President, Chief General Counsel